SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

IMPAC MORTGAGE HOLDINGS, INC

(Exact name of registrant as specified in its charter)

Maryland	33-0675505
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1401 Dove Street, Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Preferred Share Purchase Rights	New York Stock Exchange

Securities Act registration statement file number to which this form relates:

333-74432 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

EXPLANATORY NOTE

The Preferred Share Purchase Rights of Impac Mortgage Holdings, Inc. (the “Company”) currently are registered under Section 12(b) of the Securities Exchange Act of 1934, as amended. The Preferred Share Purchase Rights are attached to the Company’s Shares of Common Stock, $.01 par value per share. This Amendment No. 1 to Form 8-A/A is being filed to update the list of exhibits set forth below.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement relates to the preferred share purchase rights, of Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”). The information required in response to this Item with respect to the preferred share purchase rights is set forth under the caption “Description of Capital Stock – Stockholder Rights Plan” in the Company’s Registration Statement on Form S-3, Registration No. 333-74432, filed with the Securities and Exchange Commission on December 3, 2001, as amended (the “Registration Statement”), and as subsequently amended and included in the prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such information is hereby incorporated herein by reference in its entirety. Copies of the information set forth under the caption “Description of Capital Stock – Stockholder Rights Plan” in the Registration Statement have been furnished to the New York Stock Exchange.

The information incorporated herein by its reference is a brief description of the preferred share purchase rights. It is intended to provide a general description only and is subject to the detailed terms and conditions of the Rights Agreement, dated as of October 7, 1998, as amended, by and between the Company and the Rights Agent.

Item 2. Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page, and are incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Impac Mortgage Holdings, Inc.

Date: October 18, 2004	By:	/s/ Ronald M. Morrison
Ronald M. Morrison
General Counsel and Secretary

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EXHIBIT INDEX

1.	Charter of the Registrant (incorporated by reference to exhibit 3.1 to the Registrant’s Registration Statement on Form S-11, as amended (File No. 33-96670), filed with the Securities and Exchange Commission on September 7, 1995).

2.	Certificate of correction of the Registrant (incorporated by reference to exhibit 3.1(a) of the Registrant’s Form 10-K for the year ended December 31, 1998).

3.	Articles of Amendment of the Registrant (incorporated by reference to exhibit 3.1(b) of the Registrant’s Form 10-K for the year ended December 31, 1998).

4.	Articles of Amendment for change of name to charter of the Registrant (incorporated by reference to exhibit 3.1(a) of the Registrant’s Current Report on Form 8-K, filed February 11, 1998).

5.	Articles Supplementary and Certificate of Correction for Series A Junior Participating Preferred Stock of the Registrant (incorporated by reference to exhibit 3.1(d) of the Registrant’s Form 10-K for the year ended December 31, 1998).

6.	Articles of Amendment, filed with the State Department of Assessments and Taxation of Maryland on July 17, 2002, increasing authorized shares of Common Stock of the Registrant (incorporated by reference to exhibit 10 of the Registrant’s Form 8-A/A, Amendment No. 2, filed with the Securities and Exchange Commission on July 30, 2002).

7.	Resolution to Change Principal Officer or Resident Agent, filed with the State Department of Assessments and Taxation of Maryland on September 11, 2002 (incorporated by reference to exhibit 3.1(j) of the Registrant’s Form 10-K for the year ended December 31, 2002).

8.	Articles of Amendment, filed with the State Department of Assessments and Taxation of Maryland on June 22, 2004, amending and restating Article VII of the Registrant’s Charter (incorporated by reference to exhibit 7 of the Registrant’s Form 8-A/A, Amendment No. 1, filed with the Securities and Exchange Commission on June 30, 2004).

9.	Bylaws of the Registrant, as amended and restated (incorporated by reference to exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q for the period ending March 31, 1998).

10.	Amendment to Bylaws of the Registrant (incorporated by reference to exhibit 3.2(a) of the Registrant’s Registration Statement on Form S-3 (File No. 333-111517) filed with the Securities and Exchange Commission on December 23, 2004).

11.	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 of Registrant’s Registration Statement of Form S-11 as amended (File No. 33-96670), filed with the Securities and Exchange Commission on September 7, 1995).

12.	Rights Agreement between the Registrant and BankBoston, N.A. (incorporated by reference to exhibit 4.2 of the Registrant’s Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on October 14, 1998).

13.	Amendment No. 1 to Rights Agreement between the Registrant and BankBoston, N.A. (incorporated by reference to exhibit 4.2(a) of the Registrant’s Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on December 23, 1998)

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